ALEXANDER & BALDWIN, INC.

NOTICE OF AWARD OF PERFORMANCE-BASED RESTRICTED STOCK UNITS

The Corporation hereby awards to Participant, as of the Award Date indicated below, an award (the “Award”) of restricted stock units under the Corporation’s 2007 Incentive Compensation Plan (the “Plan”). Each restricted stock unit represents the right to receive one share of Common Stock on the vesting date of that unit. The number of shares of Common Stock subject to the awarded restricted stock units and the applicable performance vesting requirements for those units and the underlying shares are set forth below. The remaining terms and conditions governing the Award, including the applicable service vesting requirements, shall be as set forth in the form Performance-Based Restricted Stock Unit Award Agreement for Awards with combined performance and service vesting requirements.

AWARD SUMMARY

Participant	___________________________________________
Award Date:	______________________, 200_
Number of Shares Subject to Award:

The number of shares of Common Stock issuable pursuant to the Award shall be determined in accordance with the Vesting Schedule below. For purposes of the percentage calculations set forth in the Performance Vesting section of such schedule, the designated number of shares of Common Stock to be utilized is _____________ shares.

Vesting Schedule:

The number of shares of Common Stock which may actually vest and become issuable pursuant to the Award shall be determined pursuant to a two-step process: (i) first there shall be calculated the maximum number of shares of Common Stock in which Participant can vest under the Performance Vesting section below based upon the actual level at which the Performance Goals specified on attached Schedule I are attained and (ii) then the number of shares calculated under clause (i) in which Participant may actually vest shall be determined on the basis of his or her completion of the applicable Service vesting provisions set forth in the form Performance-Based Restricted Stock Unit Award Agreement.

Performance Vesting: Attached Schedule I specifies the Performance Goals at three designated levels: Threshold, Target and Extraordinary. As soon as administratively practicable following the completion of the Performance Period, the Plan Administrator shall determine the actual level of attainment for each Performance Goal and shall then measure that level of attainment against the Threshold, Target and Extraordinary Levels set forth in attached Schedule I. The maximum number of shares of Common Stock in which Participant can vest based upon the actual level of attainment for the Performance Goals shall be determined by applying the following percentages to the number of shares specified in the Number of Shares Subject to Award section above:

Attainment below the Threshold Level:           0% of the shares

Attainment at the Threshold Level:                 50% of the shares

Attainment at the Target Level:                      100% of the shares

Attainment at Extraordinary Level:                 200% of the shares

To the extent the actual level of attainment is at a point between the Threshold and Target Levels, the maximum number of shares of Common Stock in which Participant can vest shall be pro-rated between the two points on a straight line basis.

To the extent the actual level of attainment is at a point between the Target and Extraordinary Levels, the maximum number of shares of Common Stock in which Participant can vest shall be pro-rated between the two points on a straight line basis.

The maximum number of shares of Common Stock in which Participant can vest on the basis of the foregoing performance measure shall be hereinafter designated the “Performance Shares” and shall in no event exceed 200% of the number of shares specified in the Number of Shares Subject to Award section above.

Service Vesting. The number of Performance Shares in which Participant actually vests shall be determined on the basis of his or her satisfaction of the Service-vesting requirements set forth in Paragraph 3 of the form Performance-Based Restricted Stock Unit Award Agreement.

Participant understands and agrees that the Award is granted subject to and in accordance with the terms of the Plan and hereby agrees to be bound by the terms of the Plan and the terms of the Award as set forth in the form Performance-Based Restricted Stock Unit Award Agreement attached hereto as Exhibit A. Participant hereby acknowledges the receipt of a copy of the official prospectus for the Plan in the form attached hereto as Exhibit B. A copy of the Plan is available upon request made to the Corporate Secretary at the Corporation’s principal offices.

Continuing Consent. Participant further acknowledges and agrees that, except to the extent the Plan Administrator notifies Participant in writing to the contrary, each subsequent award of combined performance and service-vesting restricted stock units made to him or her under the Plan shall be subject to the same terms and conditions set forth in the form Performance-Based Restricted Stock Unit Award Agreement attached to his or her initial performance and service-vesting Award, and Participant hereby accepts those terms and conditions for each such subsequent performance and service-vesting restricted stock unit award that may be made to him or her under the Plan and hereby agrees to be bound by those terms and conditions for any such restricted stock unit awards, without any further consent or acceptance required on his or her part at the time or times when those awards may be made. However,  Participant may, at any time he or she holds an outstanding performance and service-vesting restricted stock unit award under the Plan, request a written copy of the form Performance-Based Restricted Stock Unit Award Agreement from the Corporation by contacting the Corporation’s Human Resources Department at the Corporation’s headquarters at 822 Bishop Street, Honolulu, HI 96813.

Employment at Will. Nothing in this Notice or in the form Performance-Based Restricted Stock Unit Award Agreement or in the Plan shall confer upon Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Participant) or of Participant, which rights are hereby expressly reserved by each, to terminate Participant’s Service at any time for any reason, with or without cause.

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Definitions. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the form Performance-Based Restricted Stock Unit Award Agreement for performance and service-vesting Awards.

DATED: ________________________

ALEXANDER & BALDWIN, INC.

By:	_________________________

Title:	_________________________

_________________________
PARTICIPANT

Address:	_________________________

_________________________

ATTACHMENT

Schedule I – Performance Goals

INITIAL PERFORMANCE-BASED AWARD ATTACHMENTS

Performance-Based Restricted Stock Unit Award Agreement

Plan Summary and Prospectus

SCHEDULE I

PERFORMANCE PERIOD, PERFORMANCE GOALS AND LEVELS OF ATTAINMENT

The Performance Period shall be coincident with the Corporation’s _______ fiscal year and shall accordingly commence on January 1, 200___ and end on December 31, 200___.

The Performance Goal which shall determine the number of shares of Common Stock which are to vest as Performance Shares under the Award shall be tied to the Corporation’s pre-tax income for the Performance Period.

The required levels of attainment of pre-tax income for the Performance Period at the Threshold, Target and Extraordinary Levels are as follows:

Threshold Level:	________
Target Level:	________
Extraordinary Level	________

Pre-tax income shall be calculated on a consolidated basis with the Corporation’s consolidated subsidiaries for financial reporting purposes and shall be determined on the basis of the Corporation’s audited financial statements for the Performance Period, subject to any adjustments as determined by the Plan Administrator that are needed to accurately reflect the performance of the Corporation (e.g., because of changes in accounting rules, extraordinary gains from the sale of the Corporation’s assets, unforeseen extraordinary events affecting the Corporation or any of its business operations, or other similar or dissimilar circumstances occurring during the Performance Period that may or may not have been beyond the control of the Corporation).